  Exhibit 99.1

PEDEVCO Provides Updates on New Horizontal San Andres Wells Drilled in its Permian Basin Asset

Haley 305H Well Peak IP30 of 499 BOEPD

Jennifer 251H Well Peak IP24 of 431 BOEPD

Houston, Texas, May 6, 2019 – PEDEVCO Corp. (NYSE American: PED) (the “Company”) today announced that its first horizontal well drilled in the Company’s Chaveroo field, the Haley Chaveroo SA Unit 305H (“Haley 305H well”), which reached a peak daily rate (“IP24”) of 539 barrels of oil equivalent per day (“BOEPD”) (88% oil), or 138 BOE per 1,000 feet, has now achieved a thirty-day average peak initial production rate (“IP30”) of 499 BOEPD (87% oil). The Haley 305H well’s peak IP30 being within 10% of its peak IP24 daily rate validates the Company’s focus on conventional assets rather than higher decline shale assets. In addition, the Company’s second horizontal San Andres well put online, the Jennifer Chaveroo SA Unit 251H (“Jennifer 251H well”), has reached an IP24 of 431 BOEPD (86% oil), or 95 BOE per 1,000 feet. These results place the Haley 305H well’s IP30 within the top-8 percentile, and the Jennifer 251H well’s IP24 within the top-20 percentile, of San Andres horizontal wells drilled in the Northwest Shelf and Central Basin Platform based on IHS Markit data for 778 horizontal producers as of March 2019 (December 2018 reporting month).

The Haley 305H and Jennifer 251H wells are the first of four horizontal San Andres wells brought on production that the Company drilled and completed in the Chaveroo field in Phase One of its 2019 development plan. The Company plans to announce IP30 rates from all these wells by the end of Q2 2019.

Dr. Simon Kukes, the Company's CEO, commented, ''We believe these positive well results have validated our strategy of applying unconventional technologies to the development of our conventional San Andres assets, which have an estimated 700 million barrels of oil equivalent remaining in place and over 150 potential drilling locations identified by the Company. We plan to proceed into Phase Two of our 2019 development plan that calls for the drilling and completion of an additional 8 horizontal San Andres wells and one salt water disposal well through the remainder of 2019.”

About PEDEVCO Corp.

PEDEVCO Corp. (NYSE American: PED), is a publicly-traded energy company engaged in the acquisition and development of strategic, high growth energy projects in the United States. The Company’s principal assets are its San Andres Asset located in the Northwest Shelf of the Permian Basin in eastern New Mexico, and its D-J Basin Asset located in the D-J Basin in Weld and Morgan Counties, Colorado. PEDEVCO is headquartered in Houston, Texas.

Cautionary Statement Regarding Forward Looking Statements

All statements in this press release that are not based on historical fact are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 and the provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended (the “Acts”). In particular, when used in the preceding discussion, the words "estimates," "believes," "hopes," "expects," "intends," "plans," "anticipates," or "may," and similar conditional expressions are intended to identify forward-looking statements within the meaning of the Act, and are subject to the safe harbor created by the Act. Any statements made in this news release other than those of historical fact, about an action, event or development, are forward-looking statements. While management has based any forward-looking statements contained herein on its current expectations, the information on which such expectations were based may change. These forward-looking statements rely on a number of assumptions concerning future events and are subject to a number of risks, uncertainties, and other factors, many of which are outside of the Company's control, that could cause actual results to materially differ from such statements. Such risks, uncertainties, and other factors include, but are not necessarily limited to, those set forth under Item 1A "Risk Factors" in the Company's Annual Report on Form 10-K for the year ended December 31, 2018 under the heading "Risk Factors". The Company operates in a highly competitive and rapidly changing environment, thus new or unforeseen risks may arise. Accordingly, investors should not place any reliance on forward-looking statements as a prediction of actual results. The Company disclaims any intention to, and undertakes no obligation to, update or revise any forward-looking statements, except as otherwise required by law, and also takes no obligation to update or correct information prepared by third parties that are not paid for by the Company. Readers are also urged to carefully review and consider the other various disclosures in the Company's public filings with the Securities Exchange Commission (SEC).

Contacts

PEDEVCO Corp.
1-855-733-3826
PR@pedevco.com